Exhibit 99.3

The following pro forma balance sheet has been derived from the unaudited balance sheet of Heilongjiang Zhongxian Information Co., Ltd. (“Zhongxian Information”) at September 30, 2010, and adjusts such information to give the effect of the acquisition of Zhongxian Information by Trade Link Wholesalers, Inc. (“Trade Link”), as if the acquisition had occurred at September 30, 2010.

The following pro forma EPS statements have been derived from the audited consolidated statements of operations and comprehensive income of Zhongxian Information for the fiscal years ended June 30, 2010 and 2009, the audited statement of operations of Trade Link for the fiscal year ended October 31, 2010, and the unaudited statements of operations and comprehensive income of Zhongxian Information for the three months ended September 30, 2010 and 2009, the statements of operations of Trade Link for three months ended July 31, 2010 and 2009, and adjusts such information to give the effect for the acquisition of Zhongxian Information by Trade Link for the fiscal years ended June 30, 2010 and 2009, and three months ended September 30, 2010 and 2009, respectively.

The pro forma consolidated balance sheet and EPS statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated on those historical dates.

Unaudited Pro Forma Consolidated Earnings per Share

	Three Months Ended September 30,		Year Ended June 30,
	2010	2009	2010	2009
Net income attributable to stockholders	1,542,887	1,077,104	4,457,221	3,633,695
Net income per Share, basic and diluted	0.04	0.03	0.11	0.09
Weighted average shares outstanding, basic and diluted	41,100,000	41,100,000	41,100,000	41,100,000

Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2010

	Zhongxian Information September 30, 2010 (A)	Trade Link October 31, 2010 (B)	Pro Forma Adjustments (C)		Pro Forma
ASSETS			Debit	Credit

Current assets:
Cash	$4,232,110	$15,287	$-	$-	$4,247,397
Accounts receivable	1,575,076	-	-	-	1,575,076
Inventories	63,286	-	-	-	63,286
Prepaid expenses	663,171	-	-	-	663,171

Total current assets	6,533,643	15,287	-	-	6,548,930

Property, plant and equipment	1,798,123	-	-	-	1,798,123
Less: accumulated depreciation	(342,219)	-	-	-	(342,219)

Total property, plant and equipment, net	1,455,904	-	-	-	1,455,904

Biological assets, net	12,657,455	-	-	-	12,657,455

Security deposit	-	198	-	-	198

TOTAL ASSETS	$20,647,002	$15,485	$-	$-	$20,662,487

	Zhongxian Information September 30, 2010 (A)	Trade Link October 31, 2010 (B)	Pro Forma Adjustments (C)		Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY			Debit	Credit

Current liabilities:
Accounts payable	$2,283	$23,494	$-	$-	$25,777
Accrued expenses and other payables	140,426	-	-	-	140,426
Shareholder loans	635,609	-	-	-	635,609
Loans from affiliates	801,108	4,000	-	-	805,108

Total current liabilities	1,579,426	27,494	-	-	1,606,920

Deferred income taxes	4,514,500	-	-	-	4,514,500

Total liabilities	6,093,926	27,494	-	-	6,121,420

Stockholders’ equity:
Common stock, $0.001 par value; authorized 75,000,000 shares, issued and outstanding 41,100,000 shares	1,206,800	9,535	1,206,800	31,565	41,100
Additional paid-in capital	-	13,205	34,749	1,206,800	1,153,691
			31,565
Retained earnings	12,156,064	(34,749)		34,749	12,156,064
Statutory reserve fund	190,011	-	-	-	190,011
Noncontrolling interests	185,439	-	-	-	185,439
Other comprehensive income	814,762	-	-	-	814,762

Total stockholders’ equity	14,553,076	(12,009)	-	-	14,541,067

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,647,002	$15,485	$-	$-	$20,662,487

Notes to Unaudited Pro Forma Consolidated Financial Information:

On January 28, 2011, Trade Link entered into a Share Exchange Agreement with Value Development Holdings, Ltd. (“Value Development”), a British Virgin Islands company, and its shareholders. Pursuant to the terms of the Share Exchange Agreement, Trade Link acquired 100% of the issued and outstanding capital stock of Value Development in exchange for the issuance of 35,998,000 shares of Trade Link’s common stock, constituting 87.80% of its issued and outstanding stock.  As a result of the Share Exchange, Value Development became Trade Links’s wholly-owned subsidiary.  Trade Link assumed the business and operations of Zhongxian Information, which Value Development controls through an entrusting agreement.

Assumptions and Adjustments:

(A)	Historical balance sheet at September 30, 2010 of Zhongxian Information.
(B)	Value of assets and liabilities of Trade Link at October 31, 2010 acquired and assumed in transaction. Differences in value at October 31, 2010 and September 30, 2010 were immaterial.
(C)
Adjustments to reflect Share Exchange transaction.  On January 28, 2011, Trade Link issued 35,998,000 shares of common stock to Value Development’s shareholders and 5,500,000 shares held by Trade Link’s existing shareholders were canceled.  There were 41,100,000 shares of common stock outstanding after the Share Exchange transaction.